UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Leslie’s, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LESLIE’S, INC.

SUPPLEMENT TO PROXY STATEMENT

RELATED TO ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH 15, 2024

Leslie’s, Inc. (the “Company”) is filing these definitive additional materials, which should be read together with the Company’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on January 24, 2024 related to the Company’s 2024 Annual Meeting of Shareholders (the “Meeting”), to clarify that the Meeting will be held on Friday, March 15, 2024 at 12:00 p.m. Eastern Time. Due to a clerical error, the Proxy Statement’s Notice of Annual Meeting of Shareholders (the “Notice”) stated that the Meeting would be held on March 15, 2023 at 12:00 p.m. Eastern Time. Attached hereto is a copy of the updated Notice of Annual Meeting of Shareholders, which supersedes the Notice contained in the Proxy Statement and contains the accurate date and time of the Meeting. All page numbers included below refer to the corresponding pages in the Proxy Statement, and except as specifically supplemented below, all other information set forth in the Proxy Statement remains unchanged. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

Notice of Annual Meeting of Shareholders

DATE AND TIME Friday, March 15, 2024 12:00 p.m. Eastern Time	WHO CAN VOTE Shareholders of record as of 5:00 p.m. Eastern Time on January 17, 2024 will be entitled to notice of, and to vote at, the Annual Meeting, or any adjournment thereof.
LOCATION Online via live audiocast on www.virtualshareholdermeeting.com/LESL2024

VOTING ITEMS

Proposals		Board Vote Recommendation	For Further Details

1.	Election of three Class III directors, as named in this proxy statement	“FOR” each director nominee listed in Proposal 1	Page 16

2.	Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024	“FOR”	Page 22

3.	Non-binding, advisory vote to approve named executive officer compensation	“FOR”	Page 24

4.	Approval of the Leslie’s, Inc. Amended and Restated 2020 Omnibus Incentive Plan	“FOR”	Page 46

Shareholders will also transact any other business that may be properly presented at the Annual Meeting. This proxy statement is first being made available to our shareholders on or about January 24, 2024.

The purpose of the Annual Meeting is to consider and take action on the proposals stated above and discussed more thoroughly in the proxy materials. We are holding the Annual Meeting in a virtual-only format this year. To attend the Annual Meeting online, vote or submit questions during the meeting, shareholders of record will need to go to the meeting website listed above and log in using their 16-digit control number included on their proxy card. Beneficial owners should review these proxy materials and their voting instruction form for how to vote in advance of and how to participate in the Annual Meeting or, otherwise, contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the annual meeting.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of shareholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the chair or secretary of the Annual Meeting will convene the meeting at 12:30 p.m. Eastern Time on the date specified above and at the Company’s address specified below solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Company’s Investor Relations page at https://ir.lesliespool.com/.

We encourage you to review these proxy materials and vote your shares before the Annual Meeting, your vote is important.

By Order of the Board of Directors,

Brad Gazaway

Chief Legal, Real Estate & Sustainability Officer and Corporate Secretary

2005 East Indian School Road

Phoenix, Arizona 85016

January 24, 2024

HOW TO VOTE

INTERNET www.proxyvote.com	TELEPHONE 1-800-690-6903	MAIL Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 15, 2024

The notice, Proxy Statement, and 2023 Annual Report on Form 10-K are available at www.proxyvote.com.

Proxy Statement and Annual Meeting Report 2024